Exhibit 99.1

                          CERTIFICATION OF 10-Q REPORT
                                       OF
                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
                      FOR THE YEAR ENDED DECEMBER 31, 2002


1. The undersigned are the Chief Executive Officer and the Chief Financial Officer of Birner Dental Management Services, Inc. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-Q Report of Birner Dental Management Services, Inc. for the three months ended March 31, 2003.

2. We certify that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Birner Dental Management Services, Inc.


                    This Certification is executed as of May 8, 2003.



                         By:    /s/ Frederic W.J. Birner
                            ------------------------------------------
                         Name:    Frederic W.J. Birner
                         Title:   Chairman of the Board,
                                  Chief Executive Officer and Director
                                  (Principal Executive Officer)



                         By:     /s/ Dennis N. Genty
                            -------------------------------------------
                         Name:    Dennis N. Genty
                         Title:   Chief Financial Officer, Secretary,
                                  Treasurer and Director
                                  (Principal Financial and Accounting Officer)


A signed original of this written statement required by Section 906 has been provided to Birner Dental Management Services, Inc. and will be retained by Birner Dental Management Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.